INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are statements about matters that are not historical or current facts. In addition, our management may from time to time make forward-looking statements orally to analysts, investors, the news media and others. Forward-looking statements often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “would,” “should,” “could,” “may” or similar words. Among the forward-looking statements in this report are statements relating to:

•	our belief that our new order intake system will result in significant improvements in our operating efficiency;

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our expectation that our exploration of strategic alternatives and opportunities, including potential acquisitions, business combination transactions, strategic partnerships or similar transactions, either in connection with or independent of financing activities through public or private offerings of equity, debt or convertible securities, including common stock, preferred stock, warrants, convertible notes or other instruments, will have a positive impact on the Company's performance;

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our expectation that we may repurchase our common stock from time to time in open market purchases or in privately negotiated transactions subject to the limitations provided in our respective debt agreements;

•	our intentions to satisfy all of NASDAQ's requirements for relisting;

•	our expectation that our common stock will continue to trade on the OTC Bulletin Board under our current symbol, ROHI, during the NASDAQ listing process;

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our belief that new health information standards, whether implemented pursuant to HIPAA, congressional action, state legislative actions or otherwise, could have a significant effect on the manner in which we handle health care related data and communicate with payors, and our belief that the cost of complying with these standards could be significant;

•	our belief that we comply and will continue to be compliant in all material respects with HIPAA and comparable state privacy and security requirements;

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our expectation that the PPACA, MIPPA, the SCHIP Extension Act, DRA and MMA provisions, when fully implemented, could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

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our belief that changes in the law or new interpretations of existing laws could have a dramatic effect on permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors;

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our belief that if payment amounts for oxygen equipment and contents are further reduced in the future, this could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

•	our belief that we substantially comply with all state licensing and pharmacy laws currently applicable to our business;

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our belief that if we are unable to obtain and maintain our licenses in one or more states, or if such states place burdensome restrictions or limitations on pharmacies, our ability to operate in such states, including doing Medicare and Medicaid business in such state or states, would be limited, which could adversely impact our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

•	our belief that our employees comply in all material respects with applicable licensure or certification laws;

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our belief that activity by industry trade associations as well as the activity of intermediaries and others involved in government reimbursement, may include changes in long-standing interpretations of reimbursement rules, which could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

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our belief that reviews and/or similar audits or investigations of our claims and related documentation could result in denials of claims for payment submitted by us and that the government could demand significant refunds or recoupments of amounts paid by the government for claims which, upon subsequent investigation, are determined by the government to be inadequately supported by the required documentation;

•	our belief that our compliance program meets the relevant guidance provided by the OIG;

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our expectation that federal and state government bodies will continue to review and assess alternative health care delivery systems and payment methodologies and public debate of these issues will continue in the future;

•	our belief that most of our supplies can be provided by multiple suppliers;

•	our belief regarding the most important competitive factors and that we compete effectively with respect to all such factors;

•	our belief that our commercial insurance providers are currently credit worthy and that our insurance coverage is appropriate based upon historical claims and the nature and risks of our business;

•	our belief that our relations with our employees are good;

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our belief that restrictions related to our Senior Secured Notes and Senior Second Lien Notes could limit our ability to plan for or react to market conditions or meet extraordinary capital needs and could otherwise restrict corporate activities;

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our belief that if we are unable to generate sufficient cash flow or refinance our debt on favorable terms, it could have a material adverse effect on our financial condition, the value of the Senior Secured Notes and Senior Second Lien Notes and our ability to make any required cash payments under our indebtedness, including the Senior Secured Notes and Senior Second Lien Notes;

•	our belief that failure to maintain current levels of collectability of our accounts receivable likely would have a significant negative impact on our profitability and cash flow;

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our belief that trading on the OTC Bulletin Board could be volatile or sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares;

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our belief that wide fluctuations in trading prices, as well as general economic, market and political conditions such as interest rate increases, recessions or military or political conflicts, may materially and adversely affect the market price of our common stock, thereby causing you to lose some or all of your investment;

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our belief that trading of our stock may be restricted by the Securities and Exchange Commission's (SEC) penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock;

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our belief that disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules and that these penny stock rules may affect the ability of broker-dealers to trade our securities, discourage investor interest in and limit the marketability of our common stock;

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our belief that our four largest stockholders, acting together or individually, could exercise significant influence on all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, or could work to frustrate the majority;

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our belief that any decreases in Medicare Part B reimbursement rates are likely to have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

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our belief that legislation containing provisions that directly impact reimbursement for the primary home medical equipment (“HME”) products that we provide will have continued material adverse effects on our financial condition, revenues, profitability, profit margins, operating cash flows and results of operations;

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our belief that health care reform, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, may have a material adverse effect on our industry and our results of operations;

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our belief that recent regulatory changes subject the Medicare reimbursement rates for our equipment and services to additional reductions and to potential discretionary adjustment by CMS, which could reduce our revenues, net income and cash flows;

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our belief that the implementation of the competitive bidding process under Medicare and proposed payment policy changes for certain HME items could negatively affect our business and financial condition;

•	our intentions to service our Medicare patients as grandfathered suppliers under applicable guidelines where we may not be a contracted supplier;

•	our belief that volume increases in the CBAs and our market share gains in the cities where we were awarded contracts will more than offset the reductions in reimbursement rates over time;

•	our belief that CMS's final program safeguards for HME suppliers could have a material adverse effect on our industry and our results of operations;

•	our belief that future reductions in reimbursement rates under Medicaid could negatively affect our business and financial condition;

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our belief that we may be compelled to lower our prices due to increased pricing pressures, which could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

•	our belief that Medicare surety bond requirements could result in significant additional cost in operating our business;

•	our expectation that if future reviews by the Joint Commission do not result in continued accreditation of our operating locations, we would likely experience a decline in our revenues;

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our belief that new health information standards, whether implemented pursuant to HIPAA or otherwise, could have a significant effect on the manner in which we handle health care related data and communicate with payors, and the cost of complying with these standards could be significant;

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our belief that if vendors elect not to provide services, equipment, inhalation drugs or supplies to us, there would likely be a significant disruption to our business, a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations and an inability to serve our patients until such time as a replacement vendor could be identified;

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our belief that vendors would likely elect not to provide services if there is a deterioration or perceived deterioration in our financial position, including our standing with respect to our senior subordinated debt;

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our belief that management has corrected the primary issues that led to material weakness regarding our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act by implementing additional review and reconciliation procedures;

•	our belief that if we do not enhance and maintain effective and efficient information systems, then our operations may be disrupted and our anticipated operating efficiency may not be realized;

•	our belief that increases in our costs could erode our profit margins and substantially reduce our net income and cash flows;

•	our belief that we may be subject to claims arising from investigations and legal proceedings, which could have a significant negative impact on our results of operations and profitability;

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our belief that inadequate insurance coverage limits, continuing increases in our insurance costs, or losses due to one or more of our insurance carriers defaulting on their obligations could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

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our expectation that we will continue to be successful in transitioning and retaining a high percentage of the associated patients onto service with our Company after purchasing equipment and other assets from competitors exiting the HME market;

•	our belief that if we lose relationships with managed care organizations or other third-party payors, then we could lose access to patients and our revenue would likely decline;

•	our belief that the competitive nature of the home medical equipment environment could result in deterioration in our revenues and our business;

•	our belief that our future success is dependent on the ability of our managers and sales personnel to manage and promote our business, operations and growth;

•	our belief that our facilities are suitable and adequate for our planned needs;

•	our belief that no lawsuit we are a party to, if resolved adversely, would have a material adverse effect on our financial condition or results of operations;

•	our belief that it is unlikely that we will pay any cash dividends on our common stock in the foreseeable future;

•	our expectation that we will continue to face challenges related to financial and Medicare reimbursement regulatory changes in the near and long-term future;

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our belief that current cash balances together with cash generated from our operations and available credit under our revolving credit facility will be sufficient to meet our working capital, capital expenditure, and other cash needs through 2012;

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our belief that we do not have off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

•	our belief that seasonal impact on our business is not material; and

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any and all statements contained in this report regarding the intent, belief or current expectations regarding the matters discussed in this report and all statements that are not statements of historical fact.

There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this report. A discussion of certain factors that could cause actual conditions, events or results to differ materially from those expressed in any forward-looking statements appears in “Part I, Item 1A-Risk Factors” and under the heading “Certain Significant Risks and Uncertainties” in Note 15 of the Consolidated Financial Statements included herein, as well as other factors described in our filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this report. We do not undertake any obligation to update or otherwise release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.